UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 7, 2013

INNOVATIVE SOFTWARE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-27465 (Commission File Number)	26-1469061 (IRS Employer Identification No.)

2802 North Howard Avenue
Tampa, Florida 33607
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (813) 920-9435

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Innovative Software Technologies, Inc. (the “Company”) entered into an employment agreement with Jake Wand as described in Item 5.02 below, which description shall be incorporated into this Item 1.01. A copy of the employment agreement is attached to this report as Exhibit 10.1 and incorporated herein by reference.

The Company entered into an employment agreement with Linver Leffel as described in Item 5.02 below, which description shall be incorporated into this Item 1.01. A copy of the employment agreement is attached to this report as Exhibit 10.2 and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Wand

On August 7, 2013 the Board of Directors of the Company (the “Board”) appointed Jake Wand, 32, to serve as President of the Company. There are no arrangements or understandings between Mr. Wand and any other persons pursuant to which he was appointed as President of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Prior to joining the Company, Mr. Wand has worked in a variety of marketing and operational capacities in a number of startup and operating companies.  Mr. Wand vast knowledge of the entertainment and tech industries has resulted in his association with over ten different start-up companies. Mr. Wand is part of the business development and advisory team on more than $20 million dollars of funding along with Intel Capital and Liberty Global for Music Mastermind, Inc. which was recently awarded the AlwaysOn Global 250 top Private Tech Companies of 2013.  Mr. Wand is a consultant for Zya, the music creation platform for Music Mastermind Inc., working directly with the CEO and President.  As Director of Business Development for Sapheneia Inc., a state of the art imaging medical tech company, Mr. Wand worked directly with the founder, CEO, and senior management for funding, marketing and growth strategy.  Mr. Wand was the founder and CEO of Play Hard Inc.  Mr. Wand has a love for extreme sports and competition and, is a member of the U.S. Ski and Snowboard Association (USSA) and competed on the summit freestyle team, Rocky Mountain Division 1998-2005.  He remains a licensed athlete and coach.  He is a member and competitor with the WERA Motorcycle Road Racing Association.

Employment Agreement

The Company entered into an employment agreement dated August 7, 2013 (the “Employment Agreement”) with Mr. Wand. The Employment Agreement has a term of three years, and Mr. Wand’s employment with the Company will be on an at-will basis. Mr. Wand’s employment with the Company commenced on August 7, 2013 (the “Start Date”).

Base Salary and Bonus. Mr. Wand will receive an annual base salary of $150,000, subject to annual review, however, such base salary may be increased but not decreased during the Term in the Company’s discretion based upon the Executive’s performance and any other factors the Company deems relevant. Executive shall be entitled during the Term to participate in the annual performance bonus program established by the Board of Directors for all senior executives of the Company, with bonus potential of 500% of base salary.  Executive shall also be entitled to participate in any annual grants under the Long Term Incentive Plan (“LTIP”), as determined by the Board of Directors for all senior executives of the Company, with a target award of 200% of base salary.

Stock Options.  On the Start Date, Executive will be granted an option to purchase 2,000,000 shares of the Company’s common stock (the “Options”) at a strike price equal to $0.05 per share, the closing price per share of the Company’s common stock on the day of the Start Date, pursuant to the Company’s Amended and Restated Equity Incentive Plan (the “Plan”).  The vesting provisions of such Options are as follows:

500,000 will vest on the six month anniversary of the Effective Date; provided, however, that if the Executive’s employment hereunder is terminated by the Employer without “cause” (as such term is defined in the Option Agreement) at any time prior to the first anniversary of the Effective Date, then the pro rata portion of these 500,000 Options up until the date of termination, shall be deemed vested; and

27,778 will vest each month beginning on the 7th monthly anniversary of the Effective Date and continuing on each monthly anniversary thereafter until the second anniversary of the Effective Date; and

1,000,000 of such options will be performance-based options and will vest according to the following schedule.

500,000 will vest if the Company’s actual consolidated revenue for FY 2014, after excluding the effects of any Revenue Exclusions for such fiscal year, meets or exceeds the consolidated revenue goal established by the Board for the vesting of performance options, which goal will be based on the Company’s Board approved budget for such fiscal year; and

500,000 will vest if the Company’s actual Adjusted EBITDA for FY 2015, after excluding the effects of any Adjusted EBITDA Exclusions for such fiscal year, meets or exceeds the Adjusted EBITDA goal established by the Board for the vesting of performance options, which will be based on the Company’s Board-approved budget for such fiscal year.

Executive understands and acknowledges that if the performance metrics for any given year are not met, then such options shall be forfeited and the Board is under no obligation to replenish such options.

Executive understands that, pursuant to the Plan, upon termination of his employment, he will only have ninety (90) days to exercise any vested portion of the Options.  All Options awarded pursuant to this Section 3(d) will contain a provision in the Option Agreement that allows for immediate vesting of any unvested portion of the Options in the event of a change of control of INIV

Other Benefits and Terms. Mr. Wand will be eligible to participate in the health insurance and benefit programs generally available to senior executives of the Company.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Mr. Leffel

On August 7, 2013 the Board of Directors of the Company (the “Board”) appointed Linver Leffel, 52, to serve as Executive Vice President and Chief Operating Officer of the Company (“COO”).  There are no arrangements or understandings between Mr. Leffel and any other persons pursuant to which he was appointed as COO of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Prior to joining the Company, Mr. Leffel is founder, CEO and President of LeVoyage, Inc. a restaurant design, development and acquisition consultant group since 1998.  LeVoyage, Inc. has helped develop and manage multiple concepts such as Firehouse Subs, Another Broken Egg, and Al Fresco.  Mr. Leffel was Executive Vice President of Business Development and Partner of Times Grill Restaurant Group, LLC a 9 plus regional restaurant concept with $15 million in annual sales.  He was Director and Vice President of Human Resources for Quincy’s Family Steakhouse, Inc.  He oversaw 215 corporate restaurants with annual sales exceeding $325-million.  He has a BA Degree in Business Management from Western Illinois University.

Employment Agreement

The Company entered into an employment agreement dated August 7, 2013 (the “Employment Agreement”) with Mr. Leffel. The Employment Agreement has a term of three years. Mr. Leffel’s employment with the Company commenced on August 7, 2013 (the “Start Date”).

Base Salary and Bonus. Mr. Leffel will receive an annual base salary of $150,000, subject to annual review, however, such base salary may be increased but not decreased during the Term in the Company’s discretion based upon the Executive’s performance and any other factors the Company deems relevant. Executive shall be entitled during the Term to participate in the annual performance bonus program established by the Board of Directors for all senior executives of the Company, with bonus potential of 500% of base salary.  Executive shall also be entitled to participate in any annual grants under the Long Term Incentive Plan (“LTIP”), as determined by the Board of Directors for all senior executives of the Company, with a target award of 200% of base salary.

Stock Options.  On the Start Date, Executive will be granted an option to purchase 1,000,000 shares of the Company’s common stock (the “Options”) at a strike price equal to $0.05 per share, the closing price per share of the Company’s common stock on the Start Date, pursuant to the Company’s Amended and Restated Equity Incentive Plan (the “Plan”).  The vesting provisions of such Options are as follows:

250,000 will vest on the six month anniversary of the Effective Date; provided, however, that if the Executive’s employment hereunder is terminated by the Employer with “cause” (as such term is defined in the Option Agreement) at any time prior to the first anniversary of the Effective Date, then the pro rata portion of these 250,000 Options up until the date of termination, shall be deemed vested; and

13,889 will vest each month beginning on the 7th monthly anniversary of the Effective Date and continuing on each monthly anniversary thereafter until the second anniversary of the Effective Date; and

500,000 of such options will be performance-based options and will vest according to the following schedule.

250,000 will vest if the Company’s actual consolidated revenue for FY 2014, after excluding the effects of any Revenue Exclusions for such fiscal year, meets or exceeds the consolidated revenue goal established by the Board for the vesting of performance options, which goal will be based on the Company’s Board approved budget for such fiscal year; and

250,000 will vest if the Company’s actual Adjusted EBITDA for FY 2015, after excluding the effects of any Adjusted EBITDA Exclusions for such fiscal year, meets or exceeds the Adjusted EBITDA goal established by the Board for the vesting of performance options, which will be based on the Company’s Board-approved budget for such fiscal year.

Executive understands and acknowledges that if the performance metrics for any given year are not met, then such options shall be forfeited and the Board is under no obligation to replenish such options.

Executive understands that, pursuant to the Plan, upon termination of his employment, he will only have ninety (90) days to exercise any vested portion of the Options.  All Options awarded pursuant to this Section 3(d) will contain a provision in the Option Agreement that allows for immediate vesting of any unvested portion of the Options in the event of a change of control of INIV

Other Benefits and Terms. Mr. Leffel will be eligible to participate in the health insurance and benefit programs generally available to senior executives of the Company.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

A copy of the press release announcing Mr. Wand and Mr. Leffel’s appointment as President and as Executive Vice President and Chief Operating Officer, respectively, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements relating to, among other things, the appointment of Jake Wand as our new President.  These forward-looking statements are subject to a number of risks, uncertainties and assumptions. Our actual results could differ materially from those predicted or implied.  Undue reliance should not be placed on the forward-looking statements in this Current Report on Form 8-K.  We assume no obligation to update such statements.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.                      Description

10.1                      Employment Agreement dated August 7, 2013, between Innovative Software Technologies, Inc. and Jake Wand.

10.2                      Employment Agreement dated August 7, 2013, between Innovative Software Technologies, Inc. and Linder Leffel.

99.1                     Press release announcing appointment of Jake Wand as President and Linder Leffel as Executive Vice President and Chief Operating Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE SOFTWARE TECHNOLOGIES, INC.

Date: August 7, 2013                                                           By: /s/ Peter M. Peterson
Peter M. Peterson
Chief Executive Officer
Chairman of the Board